UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2014

MYOS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

(973) 509-0444
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors

On February 24, 2014, Christopher Pechock joined the Board of Directors (the “Board”) of MYOS Corporation (the “Company”). The Board has not determined on which committees of the Board Mr. Pechock will serve.

 Mr. Pechock has been a partner at Matlin Patterson Global Advisers, a global alternative asset manager, since its inception in July 2002. From November 1998 to July 2002, Mr. Pechock served as a member of the Global Distressed Securities Group Credit Suisse (NYSE:CS).  From January 1997 to October 1998, Mr. Pechock served as a Portfolio Manager and Research Analyst at Turnberry Capital Management, L.P. Prior to that, Mr. Pechock served as a Portfolio Manager at Eos Partners, L.P. (February 1996 to December 1996), a Vice President and high yield analyst at PaineWebber Inc. (May 1993 to January 1996) and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated (August 1987 to April 1991). He serves on the board of directors of Gleacher & Company, Inc. (NASDAQ: GLCH), and Oceanus LLC, a private ship-owning company.  Mr. Pechock received a BA in Economics from the University of Pennsylvania and an MBA from the Columbia University Graduate School of Business.

Item 8.01 Other Events.

On February 24, 2014, the Company issued a press release announcing the appointment of Mr. Pechock. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on February 24, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2014

MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: President

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